Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CTR Partnership, L.P.

(Exact name of obligor as specified in its charter)

Delaware	46-5636558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CareTrust Capital Corp.

(Exact name of obligor as specified in its charter)

Delaware	46-5636618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

See Table of Co-Registrants

905 Calle Amanecer, Suite 300 San Clemente, California	92673
(Address of principal executive offices)	(Zip code)

Debt Securities

Guarantees of Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
CareTrust REIT, Inc.	6798	Maryland	46-3999490
CareTrust GP, LLC	6798	Delaware	46-5636457
CTR Arvada Preferred, LLC	6798	Delaware	81-2777797
CTR Cascadia Preferred, LLC	6798	Delaware	81-0823675
Gulf Coast Buyer 1 LLC	6798	Delaware	83-3911673
18th Place Health Holdings LLC	6798	Nevada	45-3822627
49th Street Health Holdings LLC	6798	Nevada	46-2101376
4th Street Holdings LLC	6798	Nevada	45-2326120
51st Avenue Health Holdings LLC	6798	Nevada	46-0888200
Anson Health Holdings LLC	6798	Nevada	26-3565487
Arapahoe Health Holdings LLC	6798	Nevada	26-4107101
Arrow Tree Health Holdings LLC	6798	Nevada	04-3776515
Avenue N Holdings LLC	6798	Nevada	71-1009792
Big Sioux River Health Holdings LLC	6798	Nevada	45-2377887
Boardwalk Health Holdings LLC	6798	Nevada	45-4392752
Bogardus Health Holdings LLC	6798	Nevada	45-2499703
Burley Healthcare Holdings LLC	6798	Nevada	27-1220856
Casa Linda Retirement LLC	6798	Nevada	45-0642596
Cedar Avenue Holdings LLC	6798	Nevada	32-0124970
Cherry Health Holdings LLC	6798	Nevada	65-1283277
CM Health Holdings LLC	6798	Nevada	33-1127462
Cottonwood Health Holdings LLC	6798	Nevada	76-0843187
Dallas Independence LLC	6798	Nevada	46-5674733
Dixie Health Holdings LLC	6798	Nevada	45-2101850
Emmett Healthcare Holdings LLC	6798	Nevada	27-1220874
Ensign Bellflower LLC	6798	Nevada	33-0928665
Ensign Highland LLC	6798	Nevada	33-0916185
Ensign Southland LLC	6798	Nevada	94-3367213
Everglades Health Holdings LLC	6798	Nevada	27-4222148
Expo Park Health Holdings LLC	6798	Nevada	27-3239927
Expressway Health Holdings LLC	6798	Nevada	27-1141971
Falls City Health Holdings LLC	6798	Nevada	45-2319306
Fifth East Holdings LLC	6798	Nevada	27-1531128
Fig Street Health Holdings LLC	6798	Nevada	46-0606430
Flamingo Health Holdings LLC	6798	Nevada	45-0611649
Fort Street Health Holdings LLC	6798	Nevada	20-0311975
Gazebo Park Health Holdings LLC	6798	Nevada	45-2377777
Gillette Park Health Holdings LLC	6798	Nevada	45-2326015
Golfview Holdings LLC	6798	Nevada	71-1009793
Granada Investments LLC	6798	Nevada	81-0676869
Guadalupe Health Holdings LLC	6798	Nevada	46-0859004
Hillendahl Health Holdings LLC	6798	Nevada	26-4324415
Hillview Health Holdings LLC	6798	Nevada	45-0642920
Irving Health Holdings LLC	6798	Nevada	45-2318905
Ives Health Holdings LLC	6798	Nevada	45-4073038
Jefferson Ralston Holdings LLC	6798	Nevada	26-3853746
Jordan Health Properties LLC	6798	Nevada	27-0812055
Josey Ranch Healthcare Holdings LLC	6798	Nevada	27-1874671
Kings Court Health Holdings LLC	6798	Nevada	46-1300173
Lafayette Health Holdings LLC	6798	Nevada	26-3853842
Lemon River Holdings LLC	6798	Nevada	26-3897134
Lockwood Health Holdings LLC	6798	Nevada	42-2581084
Long Beach Health Associates LLC	6798	Nevada	56-2478495

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Lowell Health Holdings LLC	6798	Nevada	26-3853663
Lowell Lake Health Holdings LLC	6798	Nevada	45-5471789
Lufkin Health Holdings LLC	6798	Nevada	26-3800438
Meadowbrook Health Associates LLC	6798	Nevada	04-3776511
Memorial Health Holdings LLC	6798	Nevada	45-3542053
Mesquite Health Holdings LLC	6798	Nevada	20-8422739
Mission CCRC LLC	6798	Nevada	27-4177579
Moenium Holdings LLC	6798	Nevada	68-0538213
Mountainview Communitycare LLC	6798	Nevada	04-3601110
Northshore Healthcare Holdings LLC	6798	Nevada	27-1931016
Oleson Park Health Holdings LLC	6798	Nevada	45-2378176
Orem Health Holdings LLC	6798	Nevada	45-3822605
Paredes Health Holdings LLC	6798	Nevada	27-1141933
Plaza Health Holdings LLC	6798	Nevada	37-1495381
Polk Health Holdings LLC	6798	Nevada	14-1957383
Prairie Health Holdings LLC	6798	Nevada	45-2187648
Price Health Holdings LLC	6798	Nevada	27-0812085
Queen City Health Holdings LLC	6798	Nevada	46-1798242
Queensway Health Holdings LLC	6798	Nevada	46-0597434
RB Heights Health Holdings LLC	6798	Nevada	26-0242020
Regal Road Health Holdings LLC	6798	Nevada	26-0242058
Renee Avenue Health Holdings LLC	6798	Nevada	45-4050216
Rillito Holdings LLC	6798	Nevada	57-1159647
Rio Grande Health Holdings LLC	6798	Nevada	27-1142000
Salmon River Health Holdings LLC	6798	Nevada	45-5466483
Salt Lake Independence LLC	6798	Nevada	46-5682444
San Corrine Health Holdings LLC	6798	Nevada	26-3568846
Saratoga Health Holdings LLC	6798	Nevada	46-2578375
Silver Lake Health Holdings LLC	6798	Nevada	27-0812074
Silverada Health Holdings LLC	6798	Nevada	90-0763351
Sky Holdings AZ LLC	6798	Nevada	03-0392059
Snohomish Health Holdings LLC	6798	Nevada	74-3167531
South Dora Health Holdings LLC	6798	Nevada	45-2499727
Stillhouse Health Holdings LLC	6798	Nevada	45-5071226
Temple Health Holdings LLC	6798	Nevada	26-3568897
Tenth East Holdings LLC	6798	Nevada	71-1009788
Terrace Holdings AZ LLC	6798	Nevada	01-0605624
Trinity Mill Holdings LLC	6798	Nevada	02-0791845
Trousdale Health Holdings LLC	6798	Nevada	26-0242158
Tulalip Bay Health Holdings LLC	6798	Nevada	46-2578461
Valley Health Holdings LLC	6798	Nevada	68-0588159
Verde Villa Holdings LLC	6798	Nevada	20-8423288
Wayne Health Holdings LLC	6798	Nevada	45-2325884
Willits Health Holdings LLC	6798	Nevada	26-3568764
Willows Health Holdings LLC	6798	Nevada	46-2100785
Wisteria Health Holdings LLC	6798	Nevada	27-4019408

The address, including zip code, of each Co-Registrant’s principal executive office is 905 Calle Amanecer, Suite 300, San Clemente, California 92673, and the telephone number of each Co-Registrant’s executive office is (949) 542-3130.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 28th day of February, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Vice President

EXHIBIT 6

February 28, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,178
Interest-bearing balances		119,085
Securities:
Held-to-maturity securities		153,873
Available-for-sale securities		251,838
Equity Securities with readily determinable fair value not held for trading		96

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		57
Securities purchased under agreements to resell		60,355
Loans and lease financing receivables:
Loans and leases held for sale		16,488
Loans and leases, net of unearned income	927,231
LESS: Allowance for loan and lease losses	9,284
Loans and leases, net of unearned income and allowance		917,947
Trading Assets		61,182
Premises and fixed assets (including capitalized leases)		11,822
Other real estate owned		296
Investments in unconsolidated subsidiaries and associated companies		13,242
Direct and indirect investments in real estate ventures		110
Intangible assets		36,032
Other assets		49,318

Total assets		$1,712,919

LIABILITIES
Deposits:
In domestic offices		$1,326,735
Noninterest-bearing	399,083
Interest-bearing	927,652
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,403
Noninterest-bearing	748
Interest-bearing	54,655
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,283
Securities sold under agreements to repurchase		5,593

Dollar Amounts In Millions
Trading liabilities	9,458
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	100,635
Subordinated notes and debentures	11,937
Other liabilities	31,482

Total liabilities	$1,545,526

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,728
Retained earnings	51,071
Accumulated other comprehensive income	1,028
Other equity capital components	0

Total bank equity capital	167,346
Noncontrolling (minority) interests in consolidated subsidiaries	47

Total equity capital	167,393

Total liabilities, and equity capital	$1,712,919

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

James H. Quigley

Theodore F. Craver, Jr.

Juan A. Pujadas